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                                                                     Exhibit 3.1

[VIRGINIA STATE SEAL]  COMMONWEALTH OF VIRGINIA
                       STATE CORPORATION COMMISSION
                       FORM SCC619

                            ARTICLES OF INCORPORATION
                         OF A VIRGINIA STOCK CORPORATION

      The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, states as follows:

1.    The name of the corporation is:

      PRR Newco, Inc.
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2.    The number (and classes, if any) of shares the corporation is authorized to issue is:

            NUMBER OF SHARES AUTHORIZED                     CLASS(ES)

                      5,000                                     --
            ---------------------------                     ---------

3.    A. The name of the corporation's initial registered agent is

      Roger A. Petersen
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      B.    The initial registered agent is (MARK APPROPRIATE BOX):

            (1)   an individual who is a resident of Virginia AND
                  [ ]   an initial director of the corporation.
                  [X]   a member of the Virginia State Bar.
                                       OR
            (2)   [ ]   a domestic or foreign stock or nonstock corporation,
                        limited liability company or registered limited liability partnership authorized to transact business in Virginia.

4.    A.    The corporation's initial registered office address, which is the business office of the initial registered agent, is:

            Three Commercial Place         Norfolk                23510

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              (number/street)           (city or town)          (zip code)

      B. The registered office is physically located in the [ X ] city OR [ ] county of

            Norfolk
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5.    The initial directors are:

           NAME(S)                                ADDRESS(ES)

      David R. Goode             Three Commercial Place, Norfolk, Virginia 23510
      -------------------        -----------------------------------------------

      Stephen C. Tobias          Three Commercial Place, Norfolk, Virginia 23510
      -------------------        -----------------------------------------------

      Henry C. Wolf              Three Commercial Place, Norfolk, Virginia 23510
      -------------------        -----------------------------------------------

      Leslie I. Prillaman        Three Commercial Place, Norfolk, Virginia 23510
      -------------------        -----------------------------------------------
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      James A. Hixon             Three Commercial Place, Norfolk, Virginia 23510
      -------------------        -----------------------------------------------

6. The corporation will conduct the business of a railroad and engage generally in the business of transportation as a carrier of mail, express, and all kinds and classifications of freight, petroleum, natural gas, and all other things of every kind and nature, by means of railroad, motor vehicles, and aircraft, including acting as a sublessee of railroad equipment.

7.    INCORPORATOR:

      /s/ James A. Squires                               James A. Squires
      --------------------                               ----------------
           SIGNATURE                                       PRINTED NAME

      Telephone number (optional):  (757) 629-2845
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